Securities And Exchange Commission

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

_________________

Date of report (date of earliest event reported): March 5, 2004

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-88207 (Commission File Number)	98-0211550 (I.R.S. Employer Identification No.)

7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4
(Address of principal executive offices) (Zip Code)

(604) 435-9339
(Registrant's telephone number, including area code: (604) 435-9339)

N/A
(Former name or former address, if change since last report)

Item 1. Changes In Control Of Registrant

Not applicable

Item 2. Acquisition Or Disposition Of Assets

On March 5, 2004, Clean Energy entered into a Memorandum of Understanding for the acquisition of a gasification technology from ecoTech Waste Management Systems (1991) Inc., a privately-held federal Canadian corporation located in British Columbia, Canada, for 7,076,300 unregistered common shares, and a cryogenic technology from Mr. C. Victor Hall, ecoTech's President and principal shareholder, for 500,000 unregistered common shares. Clean Energy was given to March 17, 2004 to complete its due diligence as to the technologies and to terminate the memorandum should the results of the due diligence prove unsatisfactory. On March 11, 2004, Clean Energy's management completed the due diligence and Clean Energy's Board of Directors approved the acquisition of the technologies, thereby waiving its right to terminate the memorandum. ecoTech and Mr. Hall are residents of Canada, and the shares will be issued pursuant to the safe harbor from registration afforded under Regulation S to the Securities Act of 1933.

The parties valued the Clean Energy common shares payable for the technologies at US $0.14 per share, or an aggregate of $990,682 for the gasification technology and $70,000 for the cryogenic technology, such amount per share representing the closing trading price for the common shares as of the date that the parties reached agreement-in-principal with respect to the relative values of the technologies and the business of Clean Energy and the structure of the transaction contemplated by the memorandum. The sales price was determined by the parties on an arms'-length negotiated basis. No independent valuation was sought from a business/technology appraiser or other third party due to financial constraints.

It should be noted that Clean Energy is not acquiring the businesses of either ecoTech or Mr. Hall. Instead, it is merely purchasing their intangible proprietary rights to the technologies, which generally consist of the engineering designs, formulations and strategies relating to the technologies. None of these designs are patented, although Mr. Hall has filed a patent application for the cryogenic technology, and there are other aspects of the designs that Clean Energy may elect to seek patent protection for in the future. Clean Energy is not acquiring any other tangible or intangible property from either ecoTech or Mr. Hall, including plant, property, equipment, receivables or contracts, nor is it acquiring or assuming any liabilities of those businesses.

Item 3. Bankruptcy Or Receivership

Not applicable

Item 4. Changes In Registrant's Certifying Accountant

Not applicable

Item 5. Other Events And Regulation FD Disclosure

Not applicable

Item 6. Resignations Of Registrant's Directors

Not applicable

Item 7. Financial Statements And Exhibits

7.1    Memorandum of Understanding dated March 5, 2004 between Clean Energy Combustion Systems, Inc., ecoTech Waste Management Systems (1991) Inc. and C. Victor Hall

7.2    Press release dated March 8, 2004 announcing the transaction

7.3    Press release dated March 16, 2004 announcing the completion of the transaction

Item 8. Change In Fiscal Year

Not applicable

Item 9. Regulation FD Disclosure

Not applicable

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not applicable

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

Not applicable

Item 12. Results of Operations and Financial Condition

Not applicable

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Burnaby, British Columbia, Canada, this 17th day of March, 2004.
CLEAN ENERGY COMBUSTION SYSTEMS, INC., a Delaware corporation
By: /s/ R. Dirk Stinson R. Dirk Stinson, President and Chief Executive Officer (principal executive officer)
By: /s/ Barry A. Sheahan Barry A. Sheahan, C.A. Chief Financial Officer (principal accounting and financial officer)